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                                                                    Exhibit 23.2
                                                                    ------------



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


                                       /s/ Arthur Andersen LLP


                                       ARTHUR ANDERSEN LLP

Denver, Colorado
June 26, 2001